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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-57503, 33-60157, 333-05463, 333-21007,
333-77765, 333-94451 and 001-11411.



/s/ Arthur Andersen LLP



Minneapolis, Minnesota,
March 28, 2001